Exhibit 99.1

TransDigm Group Reports Fiscal Fourth Quarter and Year-End Results

Cleveland, Ohio, November 20, 2008/PRNewswire-FirstCall/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter and fiscal year ended September 30, 2008. Highlights for the quarter and fiscal year include:

•	Fourth quarter earnings per share up 50.0% to $0.75 from $0.50

•	Fiscal 2008 net sales up 20.4% to $713.7 million from $592.8 million

•	Fiscal 2008 net income up 50.2% to $133.1 million from $88.6 million

•	Fiscal 2008 adjusted earnings per share up 32.9% to $2.79 from $2.10

•	Fiscal 2008 EBITDA As Defined up 21.2% to $333.1 million from $274.7 million

Net sales for the quarter rose 12.6% to $189.2 million from $168.0 million in the comparable quarter a year ago. Organic net sales growth was approximately 6%. The acquisitions of CEF Industries, Inc. and Bruce Aerospace, Inc. accounted for the balance of the sales increase.

Net income for the quarter rose 54.0% to $38.0 million, or $0.75 per share, compared with $24.7 million, or $0.50 per share, in the comparable quarter a year ago. This increase of $13.3 million was primarily due to the growth in net sales, continued productivity improvements, lower research and development costs and a decrease in interest expense. Also contributing to the increase was a reduction in acquisition-related costs compared to the prior-year period.

Adjusted net income for the quarter increased 40.9% to $39.5 million, or $0.78 per share, from $28.0 million, or $0.57 per share, in the comparable quarter a year ago. Adjusted net income in the current quarter excludes $1.5 million, net of tax, or $0.03 per share, of non-cash compensation-related expenses and acquisition-related costs. Adjusted net income for the prior-year quarter excluded $3.3 million, net of tax, or $0.07 per share, of acquisition-related costs and non-cash compensation-related expenses.

EBITDA for the quarter increased 21.2% to $87.8 million from $72.5 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 16.9% to $89.5 million from $76.6 million for the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 47.3%, an improvement from 45.6% in the prior-year period.

As previously disclosed, TransDigm Group acquired certain assets of Unison Industries, LLC from GE Aviation on September 26, 2008.

Fiscal Full Year Results

Fiscal 2008 net sales were $713.7 million, a 20.4% increase over net sales of $592.8 million in the comparable period last year. Organic net sales growth was approximately 9%. The acquisitions of Aviation Technologies, Inc., Bruce Aerospace, Inc. and CEF Industries, Inc. accounted for the balance of the sales increase.

Fiscal 2008 net income increased 50.2% to $133.1 million, or $2.65 per share, from $88.6 million, or $1.83 per share, in the comparable period a year ago. The increase was primarily due to the growth in net sales, the strength of our proprietary products and continued productivity efforts partially offset from higher spending on research and development costs. Also contributing to the increase in net income was the reduction in acquisition-related costs incurred during fiscal 2008, the absence of the non-recurring expense related to the secondary offering, which occurred in fiscal 2007, lower interest expense as a percentage of net sales and a lower effective tax rate.

Fiscal 2008 adjusted net income increased 37.6% to $140.1 million, or $2.79 per share, from $101.8 million, or $2.10 per share, in the comparable period a year ago. Adjusted net income in fiscal 2008 excludes $4.0 million of certain non-cash compensation-related expenses, net of tax, or $0.08 per share, and $3.0 million of acquisition-related costs, net of tax, or $0.06 per share. Adjusted net income in the prior fiscal year excluded $8.4 million, net of tax, or $0.17 per share, of acquisition-related costs; $3.4 million of certain non-cash compensation-related expenses, net of tax, or $0.07 per share; and $1.4 million of costs related to the secondary offering and other costs, net of tax, or $0.03 per share.

Fiscal 2008 EBITDA increased 25.9% to $324.5 million compared with $257.8 million for the comparable period a year ago. EBITDA As Defined for fiscal 2008 increased 21.2% to $333.1 million from $274.7 million in fiscal 2007.

“Overall, fiscal 2008 was another strong year for TransDigm, despite the growing uncertainty surrounding both the airline industry and the global economy,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “Our fiscal year 2008 sales growth of 20% and improved EBITDA As Defined margin of almost 47% led to an increase in adjusted earnings per share of 33%. This financial performance continues to reflect the ability of our proven operating strategy to consistently create intrinsic shareholder value by focusing on productivity, new business development, value pricing and a well-defined acquisition strategy.”

“In fiscal 2008, we completed the acquisition of two proprietary aerospace component businesses and generated approximately $190 million of cash from operations,” continued Mr. Howley. “We ended the fiscal year in sound financial condition with nearly $160 million in cash and almost $200 million of the revolving credit facility available and unrestricted. This cash position, together with our existing credit facilities, provides us with the financial flexibility to sufficiently support continued growth.”

Fiscal 2009 Outlook

Assuming no acquisition activity and based upon current market conditions, the Company expects fiscal 2009 financial performance to be as follows:

•	Net sales are anticipated in the range of $740 million to $770 million compared with $714 million in fiscal 2008;

•	Net income is anticipated in the range of $140 million to $150 million compared with $133 million in fiscal 2008;

•	EBITDA As Defined is anticipated in the range of $348 million to $365 million compared with $333 million in fiscal 2008;

•	Earnings per share are expected to be in the range of $2.73 to $2.93 per share on weighted average shares of 51.2 million compared with $2.65 per share in fiscal 2008; and

•	Adjusted earnings per share are expected to be in the range of $2.90 to $3.10 per share compared with $2.79 in fiscal 2008.

“The aerospace market outlook is more uncertain than usual as we begin our 2009 fiscal year. We have completed certain previously announced cost reduction activities in anticipation of a softening market. We will watch this closely as the year proceeds and adjust our business and outlook up or down as the economic situation suggests. In any event, we believe our consistent and proven value focused strategy will serve us well in all phases of the market cycles,” said Howley. “While we do not provide forecasts of quarterly earnings, we expect our fiscal 2009 results to be stronger in the second half of the fiscal year.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income for the periods discussed in this press release.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on November 20, 2008, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 202-3048 and enter the pass code 55063585. International callers should dial (617) 213-8843 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 1:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 70320193. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, mechanical/electro-mechanical actuators and controls, gear pumps, engineered connectors, specialized valving, power conditioning devices, engineered latches and cockpit security devices, specialized AC/DC electric motors, lavatory hardware and components, hold-open rods and locking devices, aircraft audio systems, NiCad batteries/chargers, and specialized fluorescent lighting and cockpit displays.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs, non-cash charges incurred in connection with certain employee benefit plans and certain expenses incurred in connection with our public equity offerings. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, non-operating items, acquisition-related costs, non-cash charges incurred in connection with certain employee benefit plans and certain expenses incurred in connection with our public equity offerings. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure a company’s operating performance without regard to items such as interest expense, income tax expense and depreciation and amortization, which can vary substantially from company to company. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. In addition, TransDigm Group’s management and our investors use adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Fiscal 2009 Outlook” constitute forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; our substantial indebtedness; our reliance on certain customers; our fixed price contracts; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; the pricing review to which certain of our divisions and subsidiaries have been subject; failure to complete or successfully integrate acquisitions; future sales of common stock in the market caused by the substantial amount of stock held by affiliates; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Sean Maroney Investor Relations (216) 706-2945 ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED

SEPTEMBER 30, 2008 AND SEPTEMBER 30, 2007

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended September 30,		Fiscal Years Ended September 30,
	2008	2007	2008	2007
NET SALES	$189,238	$168,038	$713,711	$592,798

COST OF SALES	85,800	79,964	327,780	283,766

GROSS PROFIT	103,438	88,074	385,931	309,032

OPERATING EXPENSES:
Selling and administrative	19,101	18,843	74,650	62,890
Amortization of intangibles	3,161	3,687	12,002	12,304

Total operating expenses	22,262	22,530	86,652	75,194

INCOME FROM OPERATIONS	81,176	65,544	299,279	233,838

INTEREST EXPENSE - Net	22,306	25,447	92,677	91,767

INCOME BEFORE INCOME TAXES	58,870	40,097	206,602	142,071

INCOME TAX PROVISION	20,881	15,422	73,476	53,426

NET INCOME	$37,989	$24,675	$133,126	$88,645

Net Earnings Per Share:
Basic earnings per share	$0.78	$0.53	$2.78	$1.94
Diluted earnings per share	$0.75	$0.50	$2.65	$1.83

Weighted-Average Shares Outstanding:
Basic	48,485	46,960	47,856	45,630
Diluted	50,610	49,360	50,202	48,542

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED

SEPTEMBER 30, 2008 AND SEPTEMBER 30, 2007

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended September 30,		Fiscal Years Ended September 30,
	2008	2007	2008	2007
Net Income	$37,989	$24,675	$133,126	$88,645

Depreciation and Amortization	6,605	6,912	25,254	23,952
Interest Expense, net	22,306	25,447	92,677	91,767
Income Tax Provision	20,881	15,422	73,476	53,426

EBITDA	87,781	72,456	324,533	257,790

Add: As Defined Adjustments:

Deferred Compensation Costs (1)	573	687	2,216	2,027
Stock Option Expense (2)	936	1,018	4,002	3,455
Acquisition-Related Costs (3)	209	2,229	2,326	9,279
Write Down of PPE Held for Sale (4)	—	164	—	466
Non-Recurring Equity Offering Costs(5)	—	—	—	1,691

Gross Adjustments to EBITDA	1,718	4,098	8,544	16,918

EBITDA As Defined	$89,499	$76,554	$333,077	$274,708

EBITDA As Defined, Margin(6)	47.3%	45.6%	46.7%	46.3%

(1)	Represents the expenses recognized by TransDigm Group under its deferred compensation plans.
(2)	Represents the non-cash compensation expense recognized by TransDigm Group under its stock plans.
(3)

Represents costs incurred to integrate acquired businesses into TransDigm Group’s operations, purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold, facility relocation costs and other acquisition-related costs.

(4)	Represents the write-down of certain property to its fair value that was reclassified as held for sale in fiscal 2007.
(5)	Represents non-recurring costs and expenses incurred by TransDigm Group related to the secondary offering completed in May 2007.
(6)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED

SEPTEMBER 30, 2008 AND SEPTEMBER 30, 2007

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended September 30,		Fiscal Years Ended September 30,
	2008	2007	2008	2007
Net Income	$37,989	$24,675	$133,126	$88,645

Gross Adjustments to EBITDA	1,718	4,098	8,544	16,918
Purchase Accounting Backlog Amortization	630	1,336	2,227	4,151
Tax Adjustment	(835)	(2,068)	(3,834)	(7,922)

Adjusted Net Income	$39,502	$28,041	$140,063	$101,792

Basic Earnings per Share	$0.78	$0.53	$2.78	$1.94
Diluted Earnings per Share	$0.75	$0.50	$2.65	$1.83

Adjusted Basic Earnings per Share	$0.81	$0.60	$2.93	$2.23
Adjusted Diluted Earnings per Share	$0.78	$0.57	$2.79	$2.10

Weighted-Average Shares Outstanding:
Basic	48,485	46,960	47,856	45,630
Diluted	50,610	49,360	50,202	48,542

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA

(Amounts in thousands)

(Unaudited)

	September 30, 2008	September 30, 2007
Cash and cash equivalents	$159,062	$105,946
Trade accounts receivable - net	96,196	100,094
Income taxes receivable	—	4,472
Inventories	144,114	126,763

Accounts payable	25,140	24,753
Accrued liabilities	63,362	42,466

Long-term debt	1,357,230	1,357,854